Potash supply continues to struggle to keep up with surging global demand and that is frustrating both buyers and sellers as they prepare for the Spring application season.
Supply shortfalls and shipping delays have resulted from a combination of factors. First, global demand is growing faster than expected due in large part to record prices for a wide array of agricultural commodities.
Second, North American supply is sputtering as producers attempt to push down on the accelerator. Although all of the Canadian producers have expanded capacity, some projects have not started up on time and others have not operated as planned. Canadian mines are beginning to run more consistently at higher rates, but production losses last summer and fall gave demand a big head start on supply and producers now are struggling to catch up.
Third, the full impact of the loss of the Berezniki I mine in Russia is hitting the market now. Prices in Brazil and Southeast Asia have risen sharply in order to attract tonnage to meet the shortfalls caused by rapid demand growth and the loss of this mine. As a result, offshore suppliers are placing fewer tons in the United States. U.S. imports are off 17% so far in 2007/08 and we estimate they could drop more than 50% for the full year.
Finally, growing concerns about supply have brought forward demand as buyers seek to insure they have product on hand to meet their customers’ needs or to beat the next expected price increase. That’s exacerbating an already tight situation.
Why Are Potash Supplies So Tight?
January 18, 2008
Market Analysis and Strategic Planning
analysis@mosaicco.com
Stronger than Expected Global Demand
New Crop Soybean Prices
Daily Close of the CBOT November Futures Contract from July 1 to June 30
5
6
7
8
9
10
11
12
13
7/1 9/16 12/2 2/17 5/5
MM/DD
$ BU
2004X 2007X 2008X 2009X
Source: CBOT
Estimated Revenue after Variable Cost for an Iowa Farm
$0
$100
$200
$300
$400
$500
$600
$700
2002 2003 2004 2005 2006 2007 2008
Source:  Iowa State University and Mosaic
$ Acre
Corn Following Soybeans Soybeans Corn Following Corn
Supply Struggles
to Keep Up With Demand
Record crop prices and positive farm economics are stimulating demand worldwide. The latest estimates from the International Fertilizer
Industry Association (IFA) indicate that global potash use will increase
18% or 4.5 million tonnes K
2
O during the three years from 2006 through
2008. That is roughly the equivalent of adding another United States to world demand in just three years! Global use is projected to increase at a compound annual growth rate (CAGR) of 5.5% per year during this three year period, more than double the 2.3% CAGR from 1995 to 2005.
IFA revised up demand estimates for 2007 and 2008. For example, the most recent statistics released in November indicated that global potash use increased a whopping 8.6% or 2.3 million tonnes to 29.0 million tonnes K
2
O in 2007. Demand is projected to increase another 4.9% or
1.4 million tonnes to 30.4 million tonnes in 2008. That is up from a June forecast by 1.1 million tonnes!
Demand starts on the farm and returns for most crops
remain strong as a result of the boom in prices. This chart
shows estimates of returns over variable cost for corn after soybeans, for corn after corn and for soybeans on an Iowa
farm. The analysis assumes a farmer sold 2007 crops at new
crop prices in mid-January 2007 and 2008 crops at current
new crop prices.
Prices of key potash-using crops have climbed to new highs
during the past few weeks. For example, the 2008 new crop
price of soybeans closed at $12.56 per bushel on January 18, up about $2.00 per bushel in just the last month and the 2008 new crop price of corn closed at $5.15 per bushel on the same day, up about $1.00 per bushel since last fall. But this is more than just a corn and soybean party. The CBOT nearby rice
contract has climbed to a record $14.30 cwt range, up about
$1.00 per cwt during the last month, and the price of the
nearby Malaysian palm oil contract traded on the Kuala
Lumpur exchange has surged to a record of around 3400
ringgits per tonne (or about 47 cents per pound).
World Potash Use
17.5
20.0
22.5
25.0
27.5
30.0
32.5
95 96 97 98 99 00 01 02 03 04 05 06 07 08
Source:  IFA November 2007
MMT
KO

North American potash production during the first half of the fertilizer year (Jul-Dec) totaled 6.4 million tons
K2O.
That was up 14% from the
lower levels of a year ago but up just 5% from the higher levels of two years ago – despite significant capacity expansions during this period.
The chart shows that North American mines sputtered for several months last summer and fall. Production set records in July, September and December, but output only equaled or just exceeded the three-year average during the other three months. Expanded mines have not run consistently at higher rates.
Producers elsewhere also are struggling to keep up with galloping demand. We estimate that the former Soviet Union exported about as much potash in 2007 as it did in 2005. Production increases at some mines were offset by the loss of the large Berezniki I mine to flooding.
The combination of extraordinary demand, the loss of the Russian mine and a number of production hiccups has tightened the global market and is testing the production limits of potash suppliers worldwide. As a result, both domestic and offshore customers are turning to Canadian producers to meet this surge in demand.
The North American supply/demand balance remains extremely tight.
Potash stocks held by North American producers at both on- and off-site locations declined to record low levels last fall and are projected to stay at the low end of the 10-year range for the remainder of 2007/08.
The chart shows that producer stocks typically build from September to
February. That seasonal pattern makes sense because retailers want to be fully loaded for Fall application by about October 1 and for the
Spring season by about March 1. Producer stocks, however, declined last October and stayed at this low level through November. In fact, producer stocks on November 30 were the lowest ever recorded by about 150,000 tons K
2
O.
Producer stocks climbed to almost 1.1 million tons
K2O
on December
31. This increase caught the attention of market observers, but we estimate that much of the increase was inventory already in place on vessels or at ports for export. Stocks on this date still were the second lowest level ever reported and were 21% or 280,000 tons less than a year earlier.
The only lower stock level on December 31 was reported in 2004, but stocks as a percentage of production was higher at the end of 2004 than at the end of last year. Stocks on December 31, 2004 were equal to 91% of production that month. Stocks on December 31, 2007 were equal to 88% of production for the month.
The North American supply/demand balance looks tight for the rest of the fertilizer year. On the demand side, both domestic and offshore prospects remain strong due record commodity prices and positive farm economics. Offshore and domestic shipments during the first half of the fertilizer year (Jul-Dec) were up about 2% and 4%, respectively, from the lofty levels of last year and we project that each will increase about
2% for the full year.
On the supply side, NA producers continue to struggle to keep up with demand. Producers relied on inventories to meet almost one-quarter of the large increase in domestic and offshore shipments last year. They will need to mine every tonne that is shipped this year. That is the challenge.
Certain statements contained herein constitute “forward-looking statements” as that term is defined under the Private Securities
Litigation Reform Act of 1995. Although we believe the
assumptions made in connection with the forward-looking
statements are reasonable, they do involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of The Mosaic Company,
or industry results generally, to be materially different from those contemplated or projected, forecasted, estimated or
budgeted (whether express or implied) by such statements.
These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign
currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments;
changes in environmental and other governmental regulation;
adverse weather conditions affecting operations in central
Florida or the Gulf Coast of the United States, including
potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; accidents involving our operations, including brine inflows at our Esterhazy,
Saskatchewan potash mine as well as potential mine fires,
floods, explosions or releases of hazardous or volatile
chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the
Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.
NA Production Sputters
Extremely Tight NA Supply/Demand Balance
NA Potash Production 2007/08
300
400
500
600
700
800
900
1000
1100
1200
1300
JUL AUG SEP OCT NOV DEC JAN FEB MA APR MAY JUN
1000 ST K
2
O
MIN MAX Range (1997/98-2006/07) 2007/08 3 Year Average
Source: IPNI and Mosaic
North American Potash Production
0
2
4
6
8
10
12
14
16
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08
Fertilizer Year Ending June 30
MST K
Canada   US
Source: IPNI and Mosaic
NA Potash Stocks at Month End
300
500
700
900
1100
1300
1500
1700
1900
2100
2300
2500
JUL AUG SEP OCT NOV DEC JAN FEB MAR APR MAY JUN
1000 ST K2O
MIN MAX Range (1997/98-2006/07) 2007/08 3 Year Average
Source: IPNI and Mosaic
O
2